Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,

As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Firsthand Technology Value Fund, Inc. (the “Company”) for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kevin Landis, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 134; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Name: Kevin Landis Title: Chief Executive Officer Date: May 10, 2019

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,

As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Firsthand Technology Value Fund, Inc. (the “Company”) for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Omar Billawala, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 134; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Name: Omar Billawala Title: Chief Financial Officer Date: May 10, 2019